Exhibit 21.1
RECKSON OPERATING PARTNERSHIP, L.P.
LIST OF SUBSIDIARIES

PROPERTY	PROPERTY OWNER
NEW YORK CITY	(incorporated in Delaware unless otherwise indicated)
16 Court Street, Brooklyn, New York	16 Court Street Owner LLC
110 Greene Street	110 Greene Fee Owner LP
110 Greene Member LLC
110 Greene Member II LLC
115 Spring Street	115 Spring Mezz LLC
125 Park Avenue	125 Park Owner LLC
131-137 Spring Street	131 Spring Owner LLC
131 Spring Fee Owner LLC
304 Park Avenue	304 PAS Owner LLC
315 West 36th Street	33/34 West Owner LLC
SP West 33-34 Hotel parcel LLC
625 Madison Avenue	SLG 625 Lessee LLC
635 Sixth Avenue	635 Owner LLC
635 Madison Avenue	635 Madison Fee Owner LLC (Delaware, New York)
641 Sixth Avenue	641 Sixth Fee Owner LLC
110 E 42nd Street	Gotham 42nd Street LLC
609 Fifth Avenue	609 Owners LLC
102 Greene Street	102 Greene Owner LLC
1350 Avenue of the Americas, New York, New York	1350 LLC (owned directly by ROP)
711 Third Avenue	SLG 711 Fee LLC
SLG 711 Third LLC
750 Third Avenue, New York, New York	750 Third Owner LLC
752 Madison Avenue	752 Madison Member LLC
752 Madison TRS LLC
752 Madison Mezz LLC
752 Madison Principal 3 LLC
461 Fifth Avenue, New York, New York	Green 461 Fifth Lessee LLC (Delaware, New York)
555 West 57th Street, New York, New York	Green W. 57th St. LLC (New York)
1185 Avenue of the Americas, New York, New York (Ground Lease)	SLG 1185 Sixth A LLC (SLG 1185 Sixth A LLC is now indirectly wholly‑owned by ROP)
810 Seventh Avenue, New York, New York (Air Rights Lease)	SLG 810 Seventh A LLC (11%) SLG 810 Seventh B LLC (16%) SLG 810 Seventh C LLC (18%) SLG 810 Seventh D LLC (44%) SLG 810 Seventh E LLC (11%) (as Tenants in Common)
Williamsburg Terrace, Brooklyn New York	North 3rd Acquisition LLC
WESTCHESTER
1100 King Street Bldg 6-6 International Drive, Ryebrook, New York	Reckson Operating Partnership, L.P. (“ROP”)
1100 King Street Bldg 5-5 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 4-4 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 3-3 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 2-2 International Drive, Ryebrook, New York	ROP
1100 King Street Bldg 1-1 International Drive, Ryebrook, New York	ROP
100 Summit Lake Drive, Valhalla, New York	ROP
200 Summit Lake Drive, Valhalla, New York	ROP
500 Summit Lake Drive, Valhalla, New York	ROP
520 White Plains Road, Tarrytown, New York	520 LLC (520 LLC is owned 40% by ROP and 60% by Reckson 520 Holdings LLC, which is owned 99% by ROP and 1% by Reckson Mezz LLC)

115-117 Stevens Avenue, Mt. Pleasant, New York	ROP
360 Hamilton Avenue, White Plains, New York	360 Hamilton Plaza LLC (wholly‑owned by ROP)
CONNECTICUT
1055 Washington Blvd, Stamford, Connecticut	1055 Washington Blvd. LLC (wholly‑owned by ROP)
1010 Washington Blvd, Stamford, Connecticut	1010 Washington SLG Owner LLC
NEW JERSEY
125 Chubb Avenue, Lyndhurst, New Jersey	SLG 125 Chubb Funding LLC

In addition, the following land parcels are owned by ROP:
300, 400 and 600 Summit Lake Drive, Valhalla, New York

Other subsidiaries:
SL Green Funding LLC*
SLG Funding REIT LLC*

ROP also has partial ownership interests in the following properties (through JV interests):
919 Third Avenue, New York, New York	Metropolitan 919 3rd Avenue LLC (subsidiary of JV with NYSTRS)
680 Washington Blvd, Stamford, Connecticut	Reckson/Stamford Towers, LLC (subsidiary of RT Tri-State LLC-JV with Teachers)
750 Washington Blvd, Stamford, Connecticut	Reckson/Stamford Towers, LLC (subsidiary of RT Tri-State LLC-JV with Teachers)

* The purpose of this entity is to engage in debt and preferred equity finance investments through various wholly-owned subsidiaries which are not included in this list.